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                                                                    EXHIBIT 5

                                 February 10, 2000

Conductus, Inc.
969 West Maude Avenue
Sunnyvale, California  94086


     Re:  Conductus, Inc. (the "Company")
          Registration Statement for
          700,000 Shares of Common Stock


Ladies and Gentlemen:


      We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 500,000 shares of Common Stock available for issuance under the Company's 1992 Stock Option/Stock Issuance Plan and 200,000 shares of stock under the Company's 1994 Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1992 Stock Option/Stock Issuance Plan or the 1994 Employee Stock Purchase Plan, in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,


                              Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP